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                                                                    EXHIBIT 3.90
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                                     Bylaws

                                       of

                    WESTERN INDUSTRIAL RESOURCES CORPORATION

     ____________________________________________________________________,

            adopted this        day of April, 1997
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                                CORPORATE BYLAWS

                                       OF

                    WESTERN INDUSTRIAL RESOURCES CORPORATION

                                   ARTICLE I
                                    OFFICES

  The Principal Office of this Corporation shall be in the City of Scottsdale,
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County of Maricopa, State of Arizona, and, if so required by State Laws, the
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Corporation shall have a Registered Office in the City of                 ,
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County of Maricopa, State of Arizona, and a Registered Agent whose office may
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or may not be identical with the Registered Office. The addresses of each of these offices may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                 CORPORATE SEAL

  The Board of Directors shall provide a suitable Corporate Seal which shall have inscribed thereon the name of the corporation and the State of Incorporation. The seal to be issued by the corporation shall be in the form impressed below.




                                  ARTICLE III
                             STOCKHOLDERS' MEETINGS

  ANNUAL STOCKHOLDERS' MEETING. The annual meeting of the stockholders for the election of directors shall be held on the second Tuesday of December in each year, or if that be a legal holiday, on the next succeeding day not a legal holiday, at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting.

  SPECIAL MEETINGS. All meetings of the stockholders for the election of the directors shall be held at the office of the corporation in Maricopa County, or at such other place within or without such city as may be fixed by the board of directors provided that at least ten days' notice be given to the stockholders of the place so fixed. All other meetings of the stockholders shall be held at such place or places, within or without the State of Arizona as may from time to time be fixed by the board of directors or as shall be specified and fixed in the respective notices or waivers of notice thereof./*/

  CHANGE OF TIME AND PLACE OF MEETING. No charge of the time or other change of place of a meeting for the election of directors, as fixed by the Bylaws, shall be made within sixty days next before the day on which such election of directors; notice thereof shall be given to each stockholder entitled to vote at least twenty days before the election is held.


/*/ Stockholders holding a majority of shares may also fix the time and date of a Special Meeting, giving reasonable notice.

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  STOCKHOLDERS ENTITLED TO VOTE.  A complete list of stockholders entitled to vote, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of the election.

  VOTING. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to vote in person or by proxy, signed by him or her, a number of votes equal to the number of shares of stock he or she owns multiplied by the number of directors to be elected, but no proxy shall be voted after three years from its execution date, unless it specifically provides for a longer period. Such right to vote shall be subject to the right of the board of directors to close the transfer of books or fix a record date for voting stockholders, and hereinafter provide that, if the directors shall not have exercised such right, no share of stock shall be voted at the election for directors which has been transferred on the books of the corporation within twenty days next preceding such election.

  NOTICE OF MEETINGS. Notice of all meetings shall be mailed to each stockholder of record entitled to vote at his or her last known post office address, for annual meetings ten days and for special meetings five days prior thereto.

  QUORUM. The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may be adjourned from time to time without further notice until a quorum is secured.

                                   ARTICLE IV
                                   DIRECTORS

  NUMBER AND AUTHORITY. The affairs, business and property of the corporation shall be managed and controlled by its board of directors, numbering not less than four nor more than seven members who need not be stockholders of the corporation.

  TERM OF OFFICE. The directors shall hold office until their successors are elected and qualified. They shall be elected by the stockholders, except that if there are any vacancies in the board by reason of death, resignation or otherwise, or if there be any newly created directorship resulting from any increase in the authorized number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority vote of the directors then in office, though less than a quorum.

  POWERS. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such power as may be exercised by the corporation, subject to the provisions of the Statutes, the Articles (Certificate) of Incorporation and the Bylaws.

  The board of directors shall have power to:

  a) Purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has the power to take, at such prices and on such terms as the board of directors may deem proper.

  b) Pay for such property, right or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

  c) Create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

  d) Appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments to change them from time to time and to require security as it may deem proper.

  e) Confer on any office of the corporation the power of selecting, discharging or suspending such employees.

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  f)  Determine by whom and in what manner the corporation's bills, notes, acceptances, endorsements, checks, releases, contracts, or other document shall be signed.

  MEETING OF DIRECTORS. After such annual election of directors, the newly elected directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

  REGULAR MEETINGS. Regular meetings of the directors shall be held on the 15th of each month at the office of the corporation in Maricopa County, Arizona or elsewhere and at other times as may be fixed by resolution of the board. No notice of regular meetings shall be required.

  SPECIAL MEETINGS. Special meetings of the directors may be called by the president on two days' notice in writing or on one day's notice by telegraph to each director and shall be called by the president in like manner on the written request of two directors. Special meetings of the directors may be held within or without the State of incorporation at such place as is designated in the notice of waiver of notice thereof.

  QUORUM. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time without further notice, until a quorum is secured.

                                   ARTICLE V
                              EXECUTIVE COMMITTEE

  NUMBER. The board of directors may, be resolution or resolutions passed by a majority of the whole board designate an executive committee consisting of two or more of the directors of the corporation.

  POWERS. The executive committee shall not have authority to make, alter or amend the Bylaws, but shall exercise all other powers of the board of directors between the meetings of said board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the board of directors.

  MEETINGS. The executive committee shall be at stated times or on notice to all by any of their number. They shall fix their rules at procedure. A majority shall constitute a quorum, but the affirmative vote of the whole committee shall be necessary in every case.

  MINUTES. The executive committee shall keep regular minutes of their proceedings and report the same to the board of directors.

                                   ARTICLE VI
                           COMPENSATION OF DIRECTORS

  The directors of the corporation shall receive such compensation for attendance at each regular or special meeting as the board may from time to time prescribe.

                                  ARTICLE VII
                          OFFICERS OF THE CORPORATION

  The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer and such other officers as may be chosen from time to time by the board of directors. Any number of offices may be held by the same person unless the Articles (Certificate) of Incorporation or Bylaws otherwise provide.

  The officers of the corporation shall hold office until their successors are chosen and qualified in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by an affirmative vote of the majority of the whole board of directors.

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                             DUTIES OF THE OFFICERS

  PRESIDENT. The president shall be the chief executive officer of the corporation. It shall be his or her duty to preside at all meetings of the stockholders and directors; to have general and active management of the business of the corporation; to see that all orders and resolutions of the board of directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instrument in the name of the corporation, and to fix the corporate seal thereto when authorized by the board of directors or the executive committee.

  He or she shall have the general supervision and direction of the officers of the corporation and shall see that their duties are properly performed.

  He or she shall submit a report of the operations of the corporation for the year to the directors at their annual meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

  He or she shall be ex-officio a member of all standing committee and shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

  VICE-PRESIDENT. The vice-president or vice-presidents, in the order designated by the board of directors, shall be vested with all the powers and required to perform all duties of the president in his or her absence or disability and shall perform such other duties as may be prescribed by the board of directors.

  SECRETARY. The secretary shall attend all meetings of the corporation, the board of directors, and the executive committee, if any. He or she shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for the purpose. He or she shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him or her by the president or the board of directors.

  TREASURER. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, Executive Committee or President, taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, an account of all transaction as treasurer and the financial condition of the corporation at the annual meeting of the Board of Director next preceding the annual meeting of the stockholders and alike report for the preceding year.

  He or she shall keep an account of stock registered and transferred in such manner subject to such regulations as the board of directors may prescribe.

  He or she shall give the corporation a bond, if required by the board of directors, in such sums and form with sureties satisfactory to the board of directors for the faithful performance of the duties of his or her office. In case of his or her death, resignation or removal from office, all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the corporation, shall be restored to the corporation. He or she shall perform such other duties as the board of directors or executive committee may from time to time prescribe or require.

                                  ARTICLE VIII
                              DELEGATION OR DUTIES

  In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate said officer's powers or duties to any other officer or to any director for the time being.

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                                   ARTICLE IX
                                   COMMITTEE

  Section 1. Committee of Directors. The board of directors may, by resolution or resolutions passed, designate and appoint one or more committees, each of which shall consist of two or more directors, which committee, to the extent provided in said resolution, shall have and exercise the authority of the board of directors in the management of the corporation. Said committees shall not have the authority to make, alter or amend the Article (Certificate) of Incorporation or the Bylaws; elect, appoint or remove any member of any such committee, or any director or officer of the corporation; adopt a plan of merger, consolidation or dissolution; or authorize the sale, lease, exchange or mortgage of all, or substantially all of the property and assets of the corporation. The designation and appointment of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any individual director, of any responsibility imposed by law.

  Section 2. Terms of Office. Each member of a committee shall continue as such until successors are appointed, unless such committee shall be sooner terminated, or unless such member be removed, resigns or otherwise ceases to qualify as a member thereof.

  Section 3. Committee Chairman. One member of each committee shall be appointed chairman by a majority vote of the committee members.

  Section 4. Vacancies. Vacancies in the membership of any committee may be filled by appointments made in the same manner as provided in the case of the original appointments.

  Section 5. Quorum. Unless otherwise provided in the resolution of the board of directors designating the committee, a majority of the whole committee shall constitute a quorum, and the act of a majority of committee members shall be the act of the committee.

  Section 6. Rules. Each committee may adopt rules for its own government, not inconsistent with these Bylaws or with rules adopted by the board of directors. In any case, Robert's Rules of Order shall prevail at all meetings of the committee membership unless specifically or otherwise provided by resolution adopted by the board of directors.

                                   ARTICLE X
                             CERTIFICATE OF STOCKS

  ISSUANCE. The president will cause to be issued to each stockholder, one or more stock certificates under the seal of the corporation and duly signed by [check applicable block(s)] [X] President [_] Vice-President [X] Secretary
([_] Treasurer) certifying the number of shares owned by said stockholder in the corporation.

  TRANSFERS. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his or her lawfully constituted representative, upon surrender of certificates of stock for cancellation.

  LOST CERTIFICATES. If the holder of any stock certificates shall lose the certificate thereof, he or she shall immediately notify the corporation of the facts and the board of directors may then cause a new certificate to be issued, subject to the deposit or a bond or other indemnity in such form and with such sureties, if any, as the board may require.

  CLOSING OF TRANSFER BOOKS. The board of directors shall have the power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of: (1) any meeting of stockholders, (2) the date for payment of any dividend, (3) the date fixed for the allotment of rights when any change, conversion or exchange or capital stock shall go into effect, or (4) any matter requiring consent of the stockholders. However, in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any of the four conditions heretofore described, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to give such consent, and in such case, such stockholders and only such

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stockholders as shall be stockholders of record on the date fixed shall be entitled to such notice of, and to vote at such meeting and adjournment thereof, or to receive payment of any such declared dividends, or to receive such allotment or rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

  STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Incorporating State.

  TREASURY STOCK. The board of directors shall have the authority to purchase or otherwise acquire in the name of the corporation, any of its own shares of stock offered or tendered by any such shareholder. Payment for such shares of stock may be made in cash, property, stock, debentures, bonds or other debt instruments as authorized and approved by the board of directors.

  All such shares of stock purchased as aforesaid shall be transferred on the corporate books to the name of the corporation and so held pending disposition by the board of directors.

                                   ARTICLE XI
                                   DIVIDENDS

  Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid either in cash, in property, or in shares of the capital stock. Before paying any dividends or making any distribution of profits, the directors may set apart, out of any of the funds of the corporation available for the dividends, a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                  ARTICLE XII
                               BOOKS AND RECORDS

  The corporation shall keep correct and complete books and records of accounts, and shall keep minutes of all proceedings of its board of directors, committees and, if applicable, its members. All books and records of the corporation may be inspected by any member, or his agent or attorney for any proper purpose at any reasonable time, and except as otherwise required by the laws of the Incorporating State, such books and records may be kept within or without said State, at such place or places as may from time to time be designated by the board of directors.

                                  ARTICLE XIII
                      CONTRACTS, CHECKS, DEPOSITS OF FUNDS

  Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents of the corporation, in addition to the officers so authorized by these Bylaws, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, this corporation, and such authority may be general or confined to specific insurances.

  Section 2. Checks, Drafts, etc. All checks, drafts, or orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors. In the absence of such determination by the board of directors, such instruments shall be signed by the treasurer or an assistant treasurer and countersigned by the president or a vice-president of the corporation.

  Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the president may select.

  Section 4. Gifts. The board of directors may accept on behalf of the corporation any contribution, gift, bequest or devise for the general purpose or for any special purpose of the corporation.

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                                  ARTICLE XIV
                                  FISCAL YEAR

  The fiscal year of the corporation shall end on December 31 of each year.

                                   ARTICLE XV
                                    NOTICES

  Notice required to be given under the provisions of these Bylaws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postage paid sealed envelope, addressed to such stockholder, officer or director at such address as appears on the books of the corporation. Notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these Bylaws, whether before or after the time stated therein.

                                  ARTICLE XVI
                                   AMENDMENTS

  These Bylaws may be amended, altered, repealed or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by an affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or of a majority of the whole authorized number of directors, as the case may be.

  The board of directors may also adopt, amend or rescind any of the Articles or any part therein of the Articles (Certificate) of Incorporation of the corporation by a lawful quorum of any lawfully called regular or special meetings of the stockholders or board of directors in a like manner as described above.

                                  ARTICLE XVII
                              ACTION BY RESOLUTION

  The board of directors may act, without convening in regular or special meeting, by written resolution signed by all of the members of the board of directors and duly entered in the corporate records.

  IN WITNESS WHEREOF, the foregoing CORPORATE BYLAWS, consisting of pages 1 through 6, were adopted this 10th day of April, 1997, by all of the Members of the Board of Directors of WESTERN INDUSTRIAL RESOURCES CORPORATION, an Arizona corporation.

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          Director                              Director

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          Director                              Director

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          Director                              Director

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          Director                              Director

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